CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated as indicated in Appendix A, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended August 31, 2018. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
December 20, 2018

Appendix A

Fund Name	Date of Most Recent Audit Report
Columbia Contrarian Core Fund	10/22/2018
Columbia Emerging Markets Fund	10/22/2018
Columbia Greater China Fund	10/22/2018
Columbia Mid Cap Growth Fund	10/22/2018
Columbia Disciplined Small Core Fund	10/22/2018
Columbia Small Cap Growth Fund I	10/22/2018
Columbia Global Dividend Opportunity Fund	10/22/2018
Columbia Global Technology Growth Fund	10/22/2018
Columbia Balanced Fund	10/22/2018
Multi-Manager Total Return Bond Strategies Fund	10/22/2018
Multi-Manager Small Cap Equity Strategies Fund	10/22/2018
Columbia Global Energy and Natural Resources Fund	10/22/2018
Columbia Strategic Income Fund	10/22/2018
Multi-Manager Alternative Strategies Fund	10/24/2018
Multi-Manager International Equity Strategies Fund	10/24/2018

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